Exhibit 5.1

September 6, 2013

Ladies and Gentlemen:

We have acted as counsel to BioTelemetry, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-149800) (the “Registration Statement”), originally filed by CardioNet, Inc., a Delaware corporation (the “Predecessor Registrant”), registering shares of common stock, par value $0.001 per share, of the Company (the “Shares”) under the 2003 Equity Incentive Plan, 2008 Equity Incentive Plan, 2008 Employee Stock Purchase Plan and 2008 Non-Employee Directors’ Stock Option Plan, each as amended to date (each, a “Plan” and collectively, the “Plans”).

The Company became the successor to the Predecessor Registrant on July 31, 2013 for purposes of Rule 414 under the Securities Act as a result of the merger (the “Merger”) of the Predecessor Registrant with the Company’s wholly owned subsidiary, BioTelemetry Merger Sub, Inc., a Delaware corporation (“Merger Sub”), with the Predecessor Registrant being the surviving corporation.  The Merger became effective on July 31, 2013, at which time the separate corporate existence of Merger Sub ceased and the Predecessor Registrant became a direct, wholly owned subsidiary of the Company.  The Company succeeded to the obligations of the Predecessor Registrant as a result of the Merger, and by filing Post-Effective Amendment No. 1 to the Registration Statement is expressly adopting the Registration Statement.

In so acting, we have examined, considered and relied upon copies of the following documents: (1) the Registration Statement, (2) the Company’s Certificates of Incorporation and Bylaws, as amended, (3) the Plans and (4) such other documents and instruments that we have deemed necessary for the expression of the opinions contained herein.  In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all copies.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us.  We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

Based upon the foregoing examination, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the respective Plan and, where applicable, the consideration for the Shares specified in the respective Plan has been received by the Company, the Shares will be validly issued, fully paid and non-assessable.

In rendering the foregoing opinion, we express no opinion as to the laws of any jurisdiction other than to (i) the corporate laws of the State of Delaware, including all applicable statutory provisions of the Delaware General Corporation Law, all rules and regulations underlying such statutory provisions of law, and all applicable judicial and regulatory determinations concerning such laws as reported in publicly available compilations of such judicial and regulatory determinations and (ii) the federal law of the United States to the extent specifically referred to herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Sincerely,

/s/ Greenberg Traurig, P.A.

GREENBERG TRAURIG, P.A.